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                                                                      EXHIBIT 21
                                                                     (1995 10-K)

The following table sets forth the name and jurisdiction of incorporation of the Registrant's significant subsidiaries. All subsidiaries are 100% owned except as noted.

                                                                              JURISDICTION OF
                            NAME OF SUBSIDIARY                                 INCORPORATION
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
UNITED STATES:
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Applied Power International Ltd.                                             Nevada
Applied Power Investments II Inc.                                            Nevada
Barry Controls Corporation                                                   Delaware
Barry Wright Corporation                                                     Massachusetts
Barry Wright Real Estate Corporation                                         Nevada
Columbus Products Corporation                                                Wisconsin
GB Electrical, Inc.                                                          Wisconsin
New England Controls, Inc.                                                   Connecticut
Westfield Equipment Corporation                                              Wisconsin
Wright Line Inc.                                                             Massachusetts
Wright Line Real Estate Corporation                                          Nevada

OUTSIDE THE UNITED STATES:
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AP International Corporation                                                 Barbados
APITECH Hydraulic GmbH                                                       Germany
Applied Power Asia Pte. Ltd.                                                 Singapore
Applied Power Australia Limited                                              Australia
Applied Power Canada Ltd.                                                    Ontario, Canada
Applied Power do Brasil Equipamente Ltda.                                    Brazil
Applied Power Europa B.V.                                                    Netherlands
Applied Power Export Corp.                                                   US Virgin Islands
Applied Power Finance B.V.                                                   Netherlands
Applied Power Finance S.A.                                                   France
Applied Power GmbH                                                           Germany
Applied Power International, S.A.                                            France
Applied Power International, S.A.                                            Switzerland
Applied Power Italiana S.p.A.                                                Italy
Applied Power Korea Ltd. (90% controlled)                                    South Korea
Applied Power (Mexico) S.A. de C.V.                                          Mexico
Applied Power Moscow                                                         CIS
Applied Power New Zealand Limited                                            New Zealand
Barry Controls GmbH                                                          Germany
Barry Controls U.K. Ltd.                                                     United Kingdom
BCI Barry Controls International GmbH                                        Germany
DETEC (67%)                                                                  Germany
Enerpac Asia Pte. Ltd.                                                       Singapore
Enerpac Hydraulic Technology (India) Pte. Ltd.                               India
Shanghai Blackhawk Machinery Co. Ltd.                                        China
Enerpac Ltd.                                                                 United Kingdom
Enerpac Nederland B.V.                                                       Netherlands
Enerpac B.V.                                                                 France
Power-Packer France S.A.                                                     France
Norelem S.A.                                                                 France
Power-Packer do Brasil Ltd.                                                  Brazil
Power-Packer Espana, S.A.                                                    Spain
Power-Packer Europa B.V.                                                     Netherlands
Sanwa-Packer, Ltd. (34%)                                                     Japan
Applied Power Japan, Ltd.                                                    Japan
Applied Power Holding GmbH                                                   Germany

All of the foregoing subsidiaries are included in the consolidated financial statements filed herewith.